CONVERTIBLE PROMISSORY NOTE

$750,000                                                                                                           April 15,2008

OxySure Systems, Inc., a company organized under the laws of the state of Delaware ("Obligor", which term, as used herein, shall include any successor thereto), for value received, hereby executes and delivers this Convertible Promissory Note ("Note") in favor of Agave Resources, LLC. ("Holder"), a Texas limited liability company, and hereby promises to pay to Holder, its designees or its successors and permitted assigns, the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) (the "Principal Amount") on the Maturity Date (as defined below).

1. Maturity Date. The then outstanding Principal Amount shall become due and payable upon the completion of the next financing round completed by the Obligor or on the first anniversary of the Issue Date (the "Maturity Date"), whichever happens first. "Issue Date" means the date of first issuance of this Note as first set forth above. Issue Date shall mean the later of the date set forth above or the date of signature hereof.

2. Acceleration. Notwithstanding any provision hereof to the contrary, the obligations of Obligor hereunder shall forthwith mature and immediately accelerate and shall be immediately due and payable on the Default Date (as hereinafter defined) in the event that (i) the business of Obligor is discontinued, sold, liquidated or otherwise disposed of, whether by liquidation or dissolution, or (ii) Obligor shall take, or intends to take, or, as far as Obligor is aware, any other person shall receive a judgment, order or decree from a court of competent jurisdiction, in each case, for the Obligor's winding up, liquidation, dissolution, merger or consolidation that is not pursuant to an agreement between Obligor and Holder, or for the appointment of a receiver in relation to any or all of Obligor's assets, or Obligor shall admit in writing its inability to pay its debts as they become due or shall commit any other act of insolvency (each a "Default Event"). The date on which any Default Event occurs is referred to herein as the "Default Date."

3. Prepayments. Obligor may prepay any of the Principal Amount or any interest accrued on this Note at any time prior to the Maturity Date.

4. Method of Payment. Obligor shall pay all amounts payable under this Note in cash by wire transfer of immediately available funds to an account designated by Holder or, if no account has been designated, by certified check delivered to Holder at such place as Holder shall designate to Obligor in writing.

5. Presentment Waived. Obligor hereby expressly waives presentment for payment, demand, notice of dishonor, protest and notice of protest. Acceptance by Holder of any payment that is less than the full amount then due and owing hereunder shall not constitute a waiver of Holder's right to receive payment in full at such time or at any prior or subsequent time.

6. Subordination. Prior to the Maturity Date, except for the obligations of Obligor upon any conversion of the Principal Amount in accordance with the terms of this Note, all indebtedness evidenced by this Note (the "Subordinated Indebtedness") shall be subordinated to all other indebtedness of Obligor, whether existing as of the Issue Date or incurred at any time after the Issue Date (the "Senior Indebtedness"), and in that connection, prior to the Maturity Date, except for the obligations of Obligor upon any conversion of the Principal Amount in accordance with the terms of this Note:

(a) the payment of the Subordinated Indebtedness shall be subordinated to all and any rights, claims and actions which any other person may now or hereafter have against Obligor in respect of the Senior Indebtedness;

(b) the Subordinated Indebtedness shall not become capable of being subject to any right of setoff or counterclaim; and

(c) except upon the Maturity Date, upon the acceleration pursuant to Section 2, or upon the conversion of the Principal Amount in accordance with the terms of this Note, Holder shall not claim, request, demand, sue for, take or receive (whether by way of set-off or in any other manner and whether from Obligor or any other person) any money or other property in respect of the Subordinated Indebtedness or any part thereof.

7.  Conversion Rights. At any time prior to the Maturity Date, subject to the written consent of Obligor, all but not less than all of the then outstanding Principal Amount of this Note may be converted (an "Optional Conversion") into a number of shares of Obligor's common stock (the "Optional Conversion Shares") equal to the amount of the then outstanding Principal Amount to be converted divided by the Conversion Price (herein so called) which shall be one and one half dollars per Optional Conversion Share.

In order to exercise the right of Optional Conversion, Holder shall surrender this Note at the principal office of Obligor and shall give written notice of such exercise, substantially in the form of Exhibit A attached hereto (the "Optional Conversion Notice"), to Obligor at such office. Such Optional Conversion shall be deemed to have been effected at the close of business on the date on which such Optional Conversion Notice, duly completed and executed, shall have been given as aforesaid, and, subject to the last sentence of this Section 7, at such time such portion of the Principal Amount as is subject to such Optional Conversion shall be applied by Obligor in mil payment of the Optional Conversion Shares to be issued in consequence of the Conversion and that application shall discharge Obligor from all liability in respect of such portion of the Principal Amount converted, and Holder shall be deemed for all purposes to have become the holder of the Optional Conversion Shares.

As promptly as practicable, but in no event later than twenty (20) Business Days, after an Optional Conversion, Obligor, at its expense, shall cause Holder's name to be entered in the register of the shareholders of Obligor in respect of the Optional Conversion Shares and shall issue Holder certificates evidencing same. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the City of Dallas, State of Texas, United States of America are required or authorized to be closed. Notwithstanding any provision of this Note to the contrary, no Optional Conversion shall be deemed to have occurred unless and until Obligor shall have complied with the obligations set forth in the immediately preceding sentence, whereupon such Optional Conversion shall be deemed to have been effective as of the date the Optional Conversion Notice is given to Obligor; provided, however, that no failure by Obligor to so comply with such obligations shall prohibit Holder from exercising his rights as the holder of the Optional Conversion Shares.

8. Treatment of Note. Obligor will treat, account and report this Note as debt and not equity for accounting and tax (with respect to any returns filed with federal, state, local or foreign tax authorities) purposes.

9.       Miscellaneous.

(a) Specific Performance. Obligor and Holder acknowledge and agree that in the event of any breach of this Note, the non-breaching party would be irreparably harmed and could not be made whole solely by monetary damages. Obligor and Holder hereby agree that in addition to any other remedy to which any party may be entitled at law or in equity, to the extent permitted by applicable law, Obligor and Holder shall be entitled to obtain an injunction or compel specific performance of this Note in any action instituted in any Court.

(b) Interpretation. The headings and captions in this Note are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

(c) Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered by hand, (ii) delivered by a reputable commercial overnight delivery service, or (iii) transmitted by facsimile, in each case, sent to the address or telecopier number set below. Such notices shall be effective: (i) in the case of hand deliveries, when received; (ii) in the case of an overnight delivery service, when received; and (iii) in the case of facsimile transmission, when electronic confirmation of receipt is received by the sender. Any party may change its address and telecopy number by written notice to another party in accordance with this provision, provided that such notice shall be effective only upon receipt.

If to Obligor, to:

OxySure Systems, Inc.
10880 John W. Elliott Dr., Suite 600
Frisco, TX 75034
Telecopy: 972-294-6501
Attention: Chief Executive Officer

If to Holder, to:

Agave Resources, LLC.
Att: Mr. Don Reed
2201 E. Hickory Hill Road
Argyle, TX 76226

(d) Governing Law; Forum; Service of Process. This Note shall be governed by and construed in accordance with the laws of the State of Texas as to all matters, including validity, construction, effect, performance and remedies of and under this Note. Venue in any and all suits, actions and proceedings between the parties hereto and relating to the subject matter of this Note shall be in the courts located in and for Dallas County, Texas (the "Courts"), which shall have exclusive jurisdiction for such purpose, and Holder and Obligor hereby irrevocably submit to the exclusive jurisdiction of such Courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding. Service of process may be made in any manner recognized by such Courts. Holder and Obligor each hereby irrevocably waives its right to a jury trial arising out of any dispute in connection with this Note or the transactions contemplated hereby.

(e) Severability. The invalidity, illegality or unenforceability of one or more of the clauses or provisions of this Note in any jurisdiction shall not affect the validity, legality or enforceability of this Note in such jurisdiction or the validity, legality or enforceability of this Note, including any such clause or provision in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(f) Successors; Assigns; Third-Party Beneficiaries. The provisions of this
Note shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Note nor the rights or obligations of Obligor may be assigned by Obligor without the prior written consent of Holder. Holder may freely assign his rights or obligations hereunder. Any attempted assignment in contravention of this Note shall be null and void and of no effect. This Note is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other Person any rights or remedies, whether legal or equitable, hereunder.

(g) Amendments. This Note may not be amended, modified or supplemented except in a writing signed by Obligor and Holder.

(h) Waiver. Any waiver (whether express or implied) of any default or breach of or by any party to this Note shall be effective unless evidenced by a writing signed by the party against which such waiver is sought to be enforced. No such waiver for any purpose shall constitute a waiver of any other or subsequent default or breach, or for any other purpose.

IN WITNESS WHEREOF, Obligor has caused this Note to be duly executed and delivered as of the date first set forth above.

OBLIGOR:

OXYSURE SYSTEMS, INC.